Exhibit 99.1

Proto Labs Reports Record Revenue for the First Quarter 2017

Quarterly Revenue Increases 10.5% to a Record $80.2 million

Quarterly Net Income Increases 14.4% to $12.2 million

MAPLE PLAIN, Minn. – April 27, 2017 – Proto Labs, Inc. (NYSE: PRLB), a leading online and technology-enabled, quick-turn, on-demand manufacturer, today announced financial results for the first quarter ended March 31, 2017.

First Quarter 2017 Highlights include:

●	Revenue for the first quarter of 2017 was $80.2 million, 10.5 percent above revenue of $72.6 million in the first quarter of 2016.
●	The number of unique product developers and engineers served totaled 14,801 in the first quarter of 2017, an increase of 11.7 percent over the first quarter of 2016.
●

Net income for the first quarter of 2017 was $12.2 million, or $0.46 per diluted share. Non-GAAP net income, excluding the after-tax expense of stock compensation, amortization of intangibles and unrealized foreign currency losses, was $13.6 million, or $0.51 per diluted share. See “Non-GAAP Financial Measures” below.

“We are pleased with the strong start to our fiscal year with double digit revenue growth across all services,” said Vicki Holt, President and Chief Executive Officer. “These results along with solid execution delivered a 14.4 percent increase in quarterly net income.”

Additional First Quarter 2017 Highlights include:

●	Gross margin was 56.5 percent of revenue for the first quarter compared with 54.6 percent for the first quarter of 2016 and 55.7 percent in the fourth quarter of 2016.
●	Operating margin was 22.1 percent of revenue during the first quarter of 2017 compared to 20.8 percent for the first quarter of 2016.
●

The Company generated $18.8 million in cash from operations during the first quarter of 2017 resulting in an increase in our cash and investment balances of $8.6 million to $201.3 million on March 31, 2017.

“Measured progress was made on our initiatives for 2017. We successfully launched insert molding and added PolyJet technology to our 3D printing service portfolio. From an operational standpoint, we continued to realize the benefits of our Proto Excellence continuous improvement program, allowing us to deliver the increased volume while improving our margins,” concluded Holt.

Non-GAAP Financial Measures

The company has included non-GAAP revenue growth that excludes the impact of changes in foreign currency exchange rates and non-GAAP revenue growth that excludes the impact of unprofitable Alphaform 3D printing contracts, discontinued manufacturing processes, and discontinued businesses in this press release to provide investors with additional information regarding the company’s financial results. Management believes these metrics are useful in evaluating the underlying business trends and ongoing operating performance of the company.

The company has also included non-GAAP operating margin, adjusted for stock-based compensation expense and amortization expense (collectively, “non-GAAP operating margin”), in this press release to provide investors with additional information regarding the company’s financial results.

The company has also included non-GAAP net income, adjusted for stock-based compensation expense, amortization expense, and unrealized foreign currency activity (collectively, “non-GAAP net income”), in this press release to provide investors with additional information regarding the company’s financial results.

The company has provided below a reconciliation of GAAP to non-GAAP revenue growth, GAAP to non-GAAP operating margin and GAAP to non-GAAP net income, the most directly comparable measures calculated and presented in accordance with GAAP. Non-GAAP revenue growth, non-GAAP operating margin and non-GAAP net income are used by the company’s management and board of directors to understand and evaluate operating performance and trends and provide useful measures for period-to-period comparisons of the company’s business. Accordingly, the company believes that non-GAAP revenue growth, non-GAAP operating margin and non-GAAP net income provide useful information to investors and others in understanding and evaluating operating results in the same manner as our management and board of directors.

Conference Call

The company has scheduled a conference call to discuss its first quarter and full year 2017 financial results today, April 27, 2017 at 8:30 a.m. ET. To access the call in the U.S. please dial 877-709-8150. Outside the U.S. please dial 201-689-8354. No participant code is required. A simultaneous webcast of the call will be available via the investor relations section of the Proto Labs website and the following link: http://edge.media-server.com/m/p/jjrzh6ns. A replay will be available for 14 days following the call on the investor relations section of Proto Labs’ website.

About Proto Labs, Inc.

Proto Labs is the world’s fastest digital manufacturing source for custom prototypes and low-volume production parts. The technology-enabled company uses advanced 3D printing, CNC machining and injection molding technologies to produce parts within days. The result is an unprecedented speed-to-market value for product designers and engineers worldwide. Visit protolabs.com for more information.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Proto Labs to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section within reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Proto Labs’ future results. The forward-looking statements included in this press release are made only as of the date hereof. Proto Labs cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Proto Labs expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:

Investor Relations:

Daniel Schumacher, 612-404-3855

daniel.schumacher@protolabs.com

Media Relations:

Bill Dietrick, 763-479-7664

bill.dietrick@protolabs.com

Proto Labs, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2017	2016
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$71,888	$68,795
Short-term marketable securities	45,553	39,477
Accounts receivable, net	39,012	34,060
Inventory	8,943	9,310
Income taxes receivable	-	445
Other current assets	6,412	5,697
Total current assets	171,808	157,784

Property and equipment, net	143,957	139,474
Long-term marketable securities	83,867	84,479
Goodwill	28,916	28,916
Other intangible assets, net	2,492	2,655
Other long-term assets	992	933
Total assets	$432,032	$414,241

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$11,747	$11,322
Accrued compensation	6,961	7,670
Accrued liabilities and other	4,742	4,435
Income taxes payable	4,622	-
Total current liabilities	28,072	23,427

Long-term deferred tax liabilities	7,399	7,003
Other long-term liabilities	4,098	3,978

Shareholders' equity	392,463	379,833
Total liabilities and shareholders' equity	$432,032	$414,241

Proto Labs, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Revenue
Injection Molding	$47,916	$43,169
CNC Machining	21,972	18,875
3D Printing	10,085	9,110
Other	194	1,414
Total revenue	80,167	72,568

Cost of revenue	34,894	32,914
Gross profit	45,273	39,654

Operating expenses
Marketing and sales	12,987	10,942
Research and development	5,823	5,318
General and administrative	8,781	8,251
Total operating expenses	27,591	24,511
Income from operations	17,682	15,143
Other income, net	315	625
Income before income taxes	17,997	15,768
Provision for income taxes	5,797	5,106
Net income	$12,200	$10,662

Net income per share:
Basic	$0.46	$0.41
Diluted	$0.46	$0.40

Shares used to compute net income per share:
Basic	26,466,731	26,222,148
Diluted	26,599,200	26,442,357

Proto Labs, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Operating activities
Net income	$12,200	$10,662
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,250	3,789
Stock-based compensation expense	1,716	1,732
Deferred taxes	394	89
Amortization of held-to-maturity securities	301	289
Other	(56)	-
Changes in operating assets and liabilities	(13)	1,693
Net cash provided by operating activities	18,792	18,254

Investing activities
Purchases of property and equipment	(7,812)	(8,275)
Purchases of marketable securities	(16,520)	(18,794)
Proceeds from sales and maturities of marketable securities	10,755	10,465
Net cash used in investing activities	(13,577)	(16,604)

Financing activities
Acquisition-related contingent consideration	-	(400)
Proceeds from exercises of stock options and other	194	1,614
Repurchases of common stock	(2,662)	-
Net cash provided by (used in) financing activities	(2,468)	1,214
Effect of exchange rate changes on cash and cash equivalents	346	109
Net increase in cash and cash equivalents	3,093	2,973
Cash and cash equivalents, beginning of period	68,795	47,653
Cash and cash equivalents, end of period	$71,888	$50,626

Proto Labs, Inc.

Reconciliation of GAAP to Non-GAAP Net Income per Share

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Non-GAAP net income, adjusted for stock-based compensation expense, amortization expense and unrealized (gain) loss on foreign currency
GAAP net income	$12,200	$10,662
Add back:
Stock-based compensation expense	1,716	1,732
Amortization expense	163	186
Unrealized (gain) loss on foreign currency	63	(324)
Total adjustments[1]	1,942	1,594
Income tax benefits on adjustments[2]	(574)	(537)
Non-GAAP net income	$13,568	$11,719

Non-GAAP net income per share:
Basic	$0.51	$0.45
Diluted	$0.51	$0.44

Shares used to compute non-GAAP net income per share:
Basic	26,466,731	26,222,148
Diluted	26,599,200	26,442,357

[1] Stock-based compensation expense, amortization expense and unrealized (gain) loss on foreign currency were included in the following GAAP consolidated statement of operations categories:

	Three Months Ended
	March 31,
	2017	2016
Cost of revenue	$197	$130
Marketing and sales	269	278
Research and development	222	294
General and administrative	1,191	1,216
Other income (expense), net	63	(324)
Total adjustments	$1,942	$1,594

[2] For the three months ended March 31, 2017 and 2016, income tax effects were calculated reflecting an effective GAAP tax rate of 32.2% and 32.4%, respectively, and an effective non-GAAP tax rate of 31.9% and 32.5%, respectively. The difference between our GAAP and non-GAAP tax rate for the three months ended March 31, 2017 and 2016 was primarily due to the tax effect of stock-based compensation expense, amortization expense and unrealized gain on foreign currency.

Proto Labs, Inc.

Reconciliation of GAAP to Non-GAAP Operating Margin

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Revenue	$80,167	$72,568
Income from operations	17,682	15,143
GAAP operating margin	22.1%	20.8%
Add back:
Stock-based compensation expense	1,716	1,732
Amortization expense	163	186
Total adjustments	1,879	1,918
Non-GAAP income from operations adjusted for stock-based compensation expense and amortization expense	$19,561	$17,061
Non-GAAP operating margin	24.4%	23.5%

Proto Labs, Inc.

Comparison of GAAP to Non-GAAP Revenue Growth

(In thousands)

(Unaudited)

	Three Months Ended			% Change
	March 31,		%	Constant
	2017	2016	Change	Currencies[1]
Revenues
United States	$60,176	$54,468	10.5%	10.5%
Europe	16,999	15,631	8.8%	15.1%
Japan	2,992	2,469	21.2%	19.8%
Total Revenue	$80,167	$72,568	10.5%	11.8%

[1] Revenue growth for the three-month period ended March 31, 2017 has been recalculated using 2016 foreign currency exchange rates in effect during comparable periods to provide information useful in evaluating the underlying business trends excluding the impact of changes in foreign currency exchange rates.

	Three Months Ended
	March 31,		%
	2017	2016	Change[2]
Revenues
Injection Molding	$47,366	$42,393	11.7%
CNC Machining	21,972	18,875	16.4%
3D Printing	10,085	9,017	11.8%
Other	194	475	-59.2%
Total Revenue	$79,617	$70,760	12.5%

[2] Revenue growth for the three months ended March 31, 2017 and 2016 has been recalculated to exclude revenue earned from two discontinued manufacturing processes, Metal Injection Molding (MIM) and Magnesium Thixomolding (Thixo), unprofitable Alphaform 3D Printing contracts and discontinued non-core resin resale business included in "Other" above.

Proto Labs, Inc.

Revenue by Geography

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Revenue:
United States	$60,176	$54,468
Europe	16,999	15,631
Japan	2,992	2,469
Total Revenue	$80,167	$72,568

Proto Labs, Inc.

Product Developer Information

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Unique product developers and engineers served	14,801	13,249

Note: the information above includes unique product developers and engineers who purchased our 3D Printed products in the United States and Europe through our web-based customer interface. The information does not include 3D Printing and Injection Molding customers resulting from the Alphaform acquisition who do not utilize our web-based customer interface.